Exhibit 10.1

RED HAT, INC.

Red Hat, Inc. 2004 Long-Term Incentive Plan

Director Deferred Stock Unit Agreement (With Vesting)

Cover Sheet

Red Hat, Inc., a Delaware corporation, hereby grants as of the date below (the “Grant Date”) to the person named below (the “Director” or “Participant”) and the Director hereby accepts, the number of deferred stock units (the “Deferred Stock Units”) listed below with respect to the Company’s common stock, $.0001 par value per share with a vesting start date (the “Vesting Start Date”) listed below, such grant to be on the terms and conditions specified in the Red Hat, Inc. 2004 Long-Term Incentive Plan and in the attached Exhibit A.

Director Name:	**

Grant Date:	**

Vesting Start Date:	**

Number of Deferred Stock Units:	**

Elected Payment Date:

Per prior-year election form. Note: Payment will be made, in any event, upon termination of service as a director or upon certain other events, as set forth in the Agreement.

IN WITNESS WHEREOF, the Company and the Director have caused this instrument to be executed as of the Grant Date set forth above.

RED HAT, INC.
(Director Signature)	1801 Varsity Drive
Raleigh, North Carolina 27606

By:
(Street Address)	Name:
Title:

(City/State/Zip Code)

PLEASE RETURN ONE SIGNED COVER SHEET

TO EMILY DEL TORO/ LEGAL DEPT.

CENTENNIAL CAMPUS

FAX NUMBER (919) 754-3715

EXHIBIT A

RED HAT, INC.

Red Hat, Inc. 2004 Long-Term Incentive Plan

Director Deferred Stock Unit Agreement (With Vesting)

Terms and Conditions

1. Grant under Red Hat, Inc. 2004 Long-Term Incentive Plan. The Deferred Stock Units are granted pursuant to and is subject to and governed by the Company’s 2004 Long-Term Incentive Plan (the “Plan”) and, unless the context otherwise requires, terms used herein shall have the same meaning as in the Plan or shall be defined as on the cover sheet attached hereto. Determinations made in connection with these Deferred Stock Units pursuant to the Plan shall be governed by the Plan as it exists on the Grant Date.

2. Deferred Stock Unit Account. The Company shall credit to a bookkeeping account (the “Account”) maintained by the Company for the Participant’s benefit the Deferred Stock Units, each of which shall be deemed to be the equivalent of one Share.

Whenever any cash dividends are declared on the Shares, on the date such dividend is paid, the Company will credit to the Account of the Participant a number of additional Deferred Stock Units equal to the result of dividing (i) the product of the total number of Deferred Stock Units credited to the Participant’s Account on the record date for such dividend and the per share amount of such dividend by (ii) the Fair Market Value of one Share, on the date such dividend is paid by the Company to the holders of Shares. The additional Deferred Stock Units shall be or become vested to the same extent as the Deferred Stock Units that resulted in the crediting of such additional Deferred Stock Units.

3. Vesting. All of the Deferred Stock Units shall initially be unvested. For so long as the Participant maintains a continuous service to the Company or its Subsidiaries or Affiliates as a director, the Deferred Stock Units shall become vested according to the schedule set forth below:

Vesting Date	Number of Units
On the first anniversary of the Vesting Start Date (the “Anniversary Date”)	33 1/3% of the Units

On the last day of each subsequent three-month period following the Anniversary Date	8 1/3% of the Units

4. Termination of Service. Except as provided in Appendix A, if the Participant’s service as a director ceases for any reason, the Deferred Stock Units that were not vested on the date of such cessation of service will be forfeited.

5. Payment of the Account. The Company shall make a payment to the Participant in cash or in Shares as provided in Section 6 with respect to the number of vested Deferred Stock Units then credited to the Participant’s Account on the date previously elected by the Director in accordance with Section 409A of the Code, or if earlier, the Director’s death, disability (as defined in Section 409A of the Code), cessation of service as a director, or upon a Change in Control (as defined in Appendix A) (the “Payment Date”).

6. Form of Payment. Payments pursuant to Section 5 shall be made at the Company’s election (i) in a lump sum in cash equal to the product of (A) the total number of vested Deferred Stock Units credited to the Participant’s Account on the Payment Date and (B) the Fair Market Value of one Share on the business day prior to the Payment Date, or (ii) in Shares equal to the number of vested Deferred Stock Units in the Participant’s Account on the Payment Date. Such payment shall be made as soon as practicable after the Payment Date.

7. Beneficiary. In the event of the Participant’s death prior to payment of the vested Deferred Stock Units credited to the Participant’s Account, payment shall be made to the last beneficiary designated in writing that is received by the Company prior to the Participant’s death or, if no designated beneficiary survives the Participant, such payment shall be made to the Participant’s estate.

8. Source of Payments. The Participant’s right to receive payment under this Agreement shall be an unfunded entitlement and shall be an unsecured claim against the general assets of the Company. The Participant has only the status of a general unsecured creditor hereunder, and this Agreement constitutes only a promise by the Company to pay the value of the Account on any required payment date.

9. Nontransferability. This Agreement shall not be assignable or transferable by the Participant (otherwise than by will or the laws of descent and distribution) or by the Company (other than to successors of the Company) and no amounts deferred under this Agreement, or any rights therein, shall be subject in any manner to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, levy, lien, attachment, garnishment, debt or other charge or disposition of any kind.

10. Adjustments for Capital Changes. The Plan contains provisions covering the treatment of Deferred Stock Units in a number of contingencies such as stock split and mergers. Provisions in the Plan for such adjustments are hereby made applicable hereunder and are incorporated herein by reference.

11. Change in Control. Provisions regarding a Change in Control are set forth on Appendix A.

12. Lock-up Agreement. The Participant agrees that in the event that the Company effects an underwritten public offering of Shares registered under the Securities Act of 1933, as amended, the Shares payable hereunder may not be sold, offered for sale or otherwise disposed of, directly or indirectly, without the prior written consent of the managing underwriter(s) of the offering, for such period of time after the execution of an underwriting agreement in connection with such offering that all of the Company’s then directors and executive officers agree to be similarly bound.

13. Provision of Documentation to Participant. By executing this Agreement the Participant acknowledges receipt of a copy of this Agreement (including the cover sheet) and a copy of the Plan.

14. Miscellaneous.

(a) Notices. All notices hereunder shall be in writing and shall be deemed given when sent by registered or certified mail postage prepaid, return receipt requested, if to the Director, to the address set forth on the cover sheet or at the most recent address shown on the Company’s records, and if to the Company, to the Company’s principal office, attention of the Corporate Secretary.

(b) Entire Agreement; Modification. This Agreement (including the cover sheet) and the Plan constitutes the entire agreement between the parties relative to the subject matter hereof, and supersedes all proposals, written or oral, and all other communications between the parties relating to the subject matter of this Agreement. This Agreement may be modified, amended or rescinded only by a written agreement executed by both parties, except that if the Committee determines that the award terms could result in adverse tax consequences to the Director, the Committee may amend this Agreement without the consent of the Director in order to minimize or eliminate such tax treatment.

(c) Severability. The invalidity, illegality or unenforceability of any provision of this Agreement shall in no way affect the validity, legality or enforceability of any other provision.

(d) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the heirs, legatees, distributees, executors and administrators of the Participant and the successors and assigns of the Company.

(e) Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflict of laws.

APPENDIX A

In the event the Participant has continuously served as a director through a Change in Control event, all of the Deferred Stock Units shall become vested and shall be paid in accordance with Sections 5 and 6.

For purposes of this Agreement:

“Change in Control” means the occurrence of any one of the following events:

(i) individuals who, on the Grant Date, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the initial public offering whose election or nomination for election was approved by a vote of at least a majority of the Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

(ii) any “person” (as such term is defined in the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”); provided, however, that the event described in this paragraph (ii) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions: (A) by the Company or any Subsidiary, (B) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, (C) by any underwriter temporarily holding securities pursuant to an offering of such securities, (D) pursuant to a Non-Qualifying Transaction, as defined in paragraph (iii), or (E) by any person of Voting Securities from the Company, if a majority of the Incumbent Board approves in advance the acquisition of beneficial ownership of 35% or more of Company Voting Securities by such person;

(iii) the consummation of a merger, consolidation, statutory share exchange, reorganization or similar form of corporate transaction involving the Company or any of its subsidiaries that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination: (A) more than 40% of the total voting power of (x) the corporation resulting from such Business Combination (the “Surviving Corporation”), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business

Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination, (B) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the beneficial owner, directly or indirectly, of 35% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (C) at least half of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a “Non-Qualifying Transaction”);

(iv) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or the consummation of a sale of all or substantially all of the Company’s assets; or

(v) the occurrence of any other event that the Board determines by a duly approved resolution constitutes a Change in Control.

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any person acquires beneficial ownership of more than 35% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Company shall then occur.